UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 3, 2005, ManTech International Corporation entered into an Agreement and Plan of Merger by and among Gray Hawk Systems, Inc., certain shareholders of Gray Hawk Systems, Inc., Project Owl, Inc., the Shareholder Representative and ManTech International Corporation (the “Merger Agreement”). The Merger Agreement provides for the merger of a wholly owned subsidiary of ManTech with and into Gray Hawk Systems, Inc., with Gray Hawk surviving the merger and becoming a wholly owned subsidiary of ManTech (the “Merger”). The purchase price for the Merger is $100,000,000 in cash. The Merger Agreement also provides for an escrow of 10% of the adjusted purchase price for a period of one year following the closing to be used to satisfy certain indemnification obligations of the shareholders of Gray Hawk. The parties to the Merger Agreement intend to close the Merger after satisfaction of all the conditions to closing contained in the Merger Agreement, including the expiration or termination of the waiting period imposed by the Hart-Scott-Radino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

The foregoing description of the terms of the Merger is qualified by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. A copy of the press release, dated May 4, 2005, announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.2.

Item 2.02 Results of Operations and Financial Condition; and

Item 7.01 Regulation FD Disclosure

On May 4, 2005, ManTech International Corporation announced its financial results for the quarter ended March 31, 2005. A copy of the May 4 press release announcing ManTech’s financial results is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and among Gray Hawk Systems, Inc., certain shareholders of Gray Hawk Systems, Inc., Project Owl, Inc., the Shareholder Representative and ManTech International Corporation, dated as of May 3, 2005.

99.1	ManTech International Corporation Press Release, dated May 4, 2005, announcing financial results for the quarter ended March 31, 2005.

99.2	ManTech International Corporation Press Release, dated May 4, 2005, announcing the signing of a definitive Merger Agreement for the acquisition of Gray Hawk Systems, Inc. by ManTech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: May 4, 2005	By:	/s/ Ronald R. Spoehel
Ronald R. Spoehel
Executive Vice President and
Chief Financial Officer